                Securities and Exchange Commission
                     Washington, D.C.  20549


                            FORM 8-K/A
                         Amendment No. 1

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 30, 1999



                 PARALLEL PETROLEUM CORPORATION
      (Exact name of registrant as specified in its charter)


                             Delaware
                         (State or other
                  jurisdiction of incorporation)


       0-13305                                     75-1971716
     (Commission file                             (IRS employer
        number)                                   identification
                                             number)


        110 N. Marienfeld, Suite 465, Midland, Texas      79701
            (Address of principal executive offices)             (Zip code)


                          (915) 684-3727
       (Registrant's telephone number including area code)



  (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.


Purchase of Assets

     On June 30, 1999, Parallel Petroleum Corporation and three other privately owned companies purchased all of the oil and gas properties owned by Fina Oil and Chemical Company located in the Permian Basin of west Texas (the "Properties"). The purchase price was $96.125 million.

     To complete the acquisition of the Properties, Parallel and its three partners formed First Permian, L.L.C., a Delaware limited liability company. The owners and members of First Permian are Parallel
Petroleum Corporation, Baytech, Inc., Tejon Exploration Company and Mansefeldt Investment Corporation. Parallel and Baytech each own a
22.5% interest in First Permian. Tejon Exploration Company and
Mansefeldt Investment Corporation each own a 27.5% interest in First Permian. Parallel and Baytech are the managers of First Permian.

     Following its formation, First Permian entered into a Merger Agreement with Fina Oil and Chemical Company. Under terms of the Merger Agreement, Fina transferred all of the Properties to an indirect wholly owned subsidiary of Fina which was then merged into First Permian. Upon consummating the merger, and after giving effect to the purchase price adjustments required by the Merger Agreement, First Permian paid to Fina cash in the aggregate amount of approximately $92 million.

     The Properties consist of 24 properties operated by First Permian and 5 non-operated properties with 821 producing wells located in the Permian Basin of west Texas. Working interests range from 8.5 percent to 100.0 percent. Additional assets include interests in 608,222 gross (103,489 net) mineral acres and 484,509 gross (70,262 net) leasehold acres and seismic data covering most of the leasehold acreage.

Senior Secured Loans

     The purchase price was financed, in part, with the proceeds of a revolving credit facility provided by Bank One, Texas, N.A. to First Permian. The principal amount of the initial loan from Bank One was $74 million. Under terms of a Credit Agreement, dated June 30, 1999, among

First Permian, Parallel, Baytech and Bank One, as amended and restated on August 16, 1999 (the "Credit Agreement"), the principal amount outstanding under the revolving credit facility bears interest, at First Permian's election, at (a) Bank One's base rate plus 1.50% or (b) the Eurodollar rate plus 3.25% until such time as the subordinated unsecured loans described below are paid in full. When these subordinated loans have been paid in full, the revolving credit facility will bear interest at First Permian's election at (a) Bank One's base rate plus a margin ranging from .25% to .75%, depending upon the outstanding principal balance of the borrowings under the Credit Agreement or (b) the Eurodollar rate plus a margin ranging from 2.00% to 2.50% depending upon the outstanding principal balance of the borrowings under the Credit Agreement. The Credit Agreement provides for revolving loans subject to a borrowing base and a monthly commitment reduction. The initial borrowing base is $74 million and the initial monthly commitment reduction amount is $250,000.00. The monthly commitment reduction commences on October 1, 1999 and continues with a like reduction on the first day of each following month. The borrowing base and the monthly commitment reduction amount may be redetermined by the bank on January 1 and July 1 of each year or at other times requested by First Permian. All outstanding principal under the revolving credit facility is due and payable on July 1, 2002. Interest is payable on the last day of each month. The revolving credit facility is subject to an unused commitment fee of .50% on the unadvanced portion of the borrowing base amount.

     The Credit Agreement also provides for the issuance of letters of credit up to a maximum face amount of $5 million which, if used, are considered as advances under the Credit Agreement.

     The loan is secured by substantially all of the Properties. Parallel and Baytech each guaranteed $10 million of the loans from Bank One.

Subordinated Unsecured Loans

     In addition to the $74 million loan from Bank One, First Permian also borrowed $8 million from Tejon Exploration Company and $8 million from Mansefeldt Investment Corporation. Under terms of an Intercreditor Agreement, dated June 30, 1999, among First Permian, Bank One, Texas, N.A., Tejon Exploration Company and Mansefeldt Investment Corporation, the loans made by Tejon and Mansefeldt are subordinate in all respects to the senior loans made by Bank One.

     The loans made by Tejon Exploration Company and Mansefeldt
Investment Corporation are unsecured. Each loan requires a principal payment of $2.5 million on December 31, 1999 and $5.5 million on June 30, 2000. Principal payments on the subordinated loans can only be made with:

          . the net cash proceeds from the issuance of equity securities by First Permian;

          . advances under the Credit Agreement to the extent attributable to an increase in the borrowing base above $74 million;

          . proceeds from sales of assets of First Permian with the prior written consent of Bank One, after Bank One determines a new borrowing base (after giving effect to such sale of assets); or

          . any other source of payment with the prior written consent of Bank One.

     Each principal payment on the subordinated loans can only be made if:

          . the full payment of all amounts then due and payable under the Credit Agreement have been made or provided for in accordance with the Credit Agreement; and

          . no subordination event has occurred or would occur as a result of such payment.

     Tejon and Mansefeldt may, at their option and with the agreement of First Permian, irrevocably convert any claims they have to the subordinated loans to an equity interest in First Permian.

     All unpaid principal and accrued but unpaid interest as of July 1, 2000 will be deemed to be principal and will be paid in twenty equal quarterly payments of principal on March 31, June 30, September 30 and December 31 of each year commencing September 30, 2000. Any payments of principal or interest on the subordinated loans after June 30, 2000 may only be made with the prior written consent of Bank One.

     Interest on the unpaid balance of the subordinated loans accrues from June 30, 1999 until the earlier of the date of payment or June 30, 2000 at the prime rate of interest charged by Bank One. After June 30, 2000, interest accrues at the lowest prime rate of interest as published in the Money Rates Section of the Wall Street Journal.

     Interest on the subordinated loans is payable monthly in arrears on the last day of each month, commencing July 31, 1999 and ending June
30, 2000, except that interest may accrue but not be paid on any unpaid portion of the $2.5 million principal payment due on December 31, 1999 until the $2.5 million principal payment is made in full.

     If certain conditions are met regarding the prepayment of the subordinated loans, Parallel's interest in First Permian could increase to 37.5%.

Simultaneous Sale of Acquired Properties

     In addition to the loans made to First Permian by Bank One, Tejon and Mansefeldt, MDJ Minerals, L.L.P., a Texas limited liability partnership controlled by Tejon and Mansefeldt, entered into a Purchase and Sale Agreement, dated June 30, 1999, with First Permian, L.L.C. Under terms of the Purchase and Sale Agreement, First Permian simultaneously sold certain oil and gas mineral interests comprising part of the Properties acquired by First Permian under the Merger Agreement. First Permian sold the mineral interests to MDJ Minerals, L.L.P. for the cash purchase price of $5 million. A portion of the sales proceeds were used by First Permian in payment of the purchase price of the Properties acquired from Fina under the Merger Agreement.


Item 7.   Financial Statements and Exhibits.


     (a)  Financial Statements of Businesses Acquired.

          The financial statements for the Properties acquired from Fina Oil and Chemical Company are filed herewith beginning on page F-1.

     (b)  Pro Forma Financial Information.

          Filed herewith, beginning on page F-9, are the unaudited pro forma combined statements of operations of the Company as of the dates and for the periods indicated.

          The unaudited pro forma financial statements should be read in conjunction with the separate financial statements and notes thereto for the Properties and the Company's financial statements and notes thereto included in its previously filed Form 10-K Report for its fiscal year ended December 31, 1998 and its previously filed Form 10-Q Report for the six months ended June 30, 1999. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations of the consolidated businesses that might have occurred or as may occur in the future.

     (c)  Exhibits.
          ---------

Exhibit No.                             Description
-----------                             ------------


     *10.1                              Certificate of Formation of First
                                        Permian, L.L.C.

     *10.2                              Limited Liability Company Agreement
                                        of First Permian, L.L.C.

     *10.3                              Merger Agreement, dated June 25,
                                        1999

     *10.4                              Agreement and Plan of Merger of First
                                        Permian, L.L.C. and Nash Oil
                                        Company, L.L.C.

     *10.5 Certificate of Merger of First Permian, L.L.C. and Nash Oil Company, L.L.C.

     *10.6 Credit Agreement, dated June 30, 1999, by and among First Permian, L.L.C., Parallel Petroleum
                                        Corporation, Baytech, Inc., and Bank
                                        One, Texas, N.A.

     *10.7                              Limited Guaranty, dated June 30,
                                        1999, by and among First Permian,
                                        L.L.C., Parallel Petroleum Corporation
                                        and Bank One, Texas, N.A.

     *10.8 Intercreditor Agreement, dated as of June 30, 1999, among First Permian, L.L.C., Bank One, Texas, N.A., Tejon Exploration Company, and Mansefeldt Investment Corporation

     10.9 Subordinated Promissory Note, dated June 30, 1999, in the original principal amount of $8.0 million made by First Permian, L.L.C. payable to the order of Tejon Exploration Company

    *10.10 Subordinated Promissory Note, dated June 30, 1999, in the original principal amount of $8.0 million made by First Permian, L.L.C. payable to the order of Mansefeldt Investment Corporation

   **23.1                               Consent of Independent Auditors


--------------------
*  Previously filed.
** Filed herewith.

                  PARALLEL PETROLEUM CORPORATION


                   Index to Financial Statements

                                                                Page
                                                          --------------



Independent Auditors' Report                                    F-3


Financial Statements:

  Statements of Revenues and Direct Operating
     Expenses For the Years Ended December 31,
     1997 and 1998 and For the Six Months
     Ended June 30, 1998 and 1999                               F-4

  Unaudited Pro Forma Combined Statement of
     Operations For the Year Ended December 31,
     1998                                                       F-10

  Unaudited Pro Forma Combined Statement of
     Operations For the Six Months Ended June
     30, 1999                                                   F-11

                         PARALLEL PETROLEUM CORPORATION
                                Fina Acquisition

              Statements of Revenues and Direct Operating Expenses

                   December 31, 1997, 1998 and June 30, 1999

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Parallel Petroleum Corporation:

     We  have  audited  the  accompanying  statements  of  revenues  and  direct operating expenses of the oil and gas properties acquired (the "Fina Acquisition") by Parallel Petroleum Corporation (the "Company") for the years ended December 31, 1997, 1998 and for the six months ended June 30, 1999. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements of revenues and direct operating expenses were prepared to present revenues and direct operating expenses of the oil and gas properties acquired by Parallel Petroleum Corporation and are not intended to be a complete presentation of the Fina Acquisition revenues and expenses.

     In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Fina Acquisition for the years ended December 31, 1997, 1998 and for the six months ended June 30, 1999, in conformity with generally accepted accounting principles.


        /S/ KPMG LLP



September 1, 1999
Midland, Texas

                         PARALLEL PETROLEUM CORPORATION
                                FINA ACQUISITION

              Statements of Revenues and Direct Operating Expenses
                                 (in thousands)

               For the Years Ended December 31, 1997 and 1998 and
                For the Six Months Ended June 30, 1998 and 1999



                                                               Six Months Ended
                                      December 31,                 June 30,
                                ---------------------         -------------------
                                 1997           1998           1998         1999
                                ------         ------         ------       ------
                                                             (unaudited)

Revenues:
  Oil and condensate           $ 6,199        $ 3,981         $ 2,008      $ 1,976
  Natural gas                    1,184            893             497          317
                               -------        -------         -------      -------
                                 7,383          4,874           2,505        2,293

Direct operating expenses:
  Lease operating                2,505          2,494           1,167        1,073
  Production taxes                 345            245             124           85
                               -------        -------         -------      -------

                                 2,850          2,739           1,291        1,158
                               -------        -------         -------      -------

Revenues in excess of direct
  operating expenses           $ 4,533        $ 2,135         $ 1,214      $ 1,135
                               =======        =======         =======      =======







                See the accompanying notes to these statements.

                         PARALLEL PETROLEUM CORPORATION
                                FINA ACQUISITION

         Notes to Statements of Revenues and Direct Operating Expenses


(1) Basis of Presentation

     On June 30, 1999, Parallel Petroleum Corporation (the "Company") and three other privately owned companies acquired from Fina Oil and Chemical Company ("Fina") certain oil and gas properties (the "Fina Acquisition") for approximately $92 million. Parallel's proportionate share of the acquisition price was $21 million. The accompanying statements of revenues and direct operating expenses for Parallel's proportionate share of the Fina Acquisition do not include general and administrative expenses, interest income or expense, a provision for depreciation, depletion and amortization, or any provision for income taxes since these historical expenses incurred by Fina are not necessarily indicative of the costs to be incurred by the Company.

     Revenues in the accompanying statements of revenues and direct operating expenses are recognized on the sales method. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. Direct operating expenses are recognized on the accrual method.

     Preparation of the accompanying statements of revenues and direct operating expenses requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

     Interim Statements of Revenues and Direct Operating Expenses

     The interim financial information for the period ended June 30, 1998, is unaudited. However, in the opinion of management, the interim statement of revenues and direct operating expenses includes all the necessary adjustments to fairly present the results of the interim period and all such adjustments are of a normal recurring nature. The interim statement of revenues and direct operating expenses should be read in conjunction with the audited statement of revenues and direct operating expenses for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1999.

(2) Supplementary Financial Information for Oil and Gas Producing
Activities (Unaudited)

    Estimated Quantities of Proved Oil and Gas Reserves

     Reserve information presented below for the Fina Acquisition, as of January
          1, 1997, December 31, 1997 and 1998 and June 30, 1999, is based on reserve estimates prepared by the Company, using prices and costs in effect at each date. Changes in reserve estimates were derived by adjusting such quantities and values for actual production using historical prices and costs.

     Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Oil and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates.
          Further,  the  volumes  considered  to  be  commercially   recoverable
          fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, these reserve estimates are expected to change as additional information becomes available in the future.

     Beloware the net estimated quantities of proved reserves and proved developed reserves for the Fina Acquisition:


                                             Oil (Bbls)          Gas (Mcf)
                                             ----------          ---------


Proved reserves at January 1, 1997           9,529,733           8,346,603
Production                                    (345,284)           (669,316)
Revisions of previous estimates               (832,363)            (98,245)
                                             ---------           ---------

Proved reserves at December 31, 1997         8,352,086           7,579,042
Production                                    (330,526)           (567,480)
Revisions of previous estimates             (1,950,875)           (528,707)
                                             ---------           ---------

Proved reserves at December 31, 1998         6,070,685           6,482,855
Production                                    (162,110)           (269,051)
Revisions of previous estimates                854,881            (196,792)
                                             ---------           ---------

Proved reserves at June 30, 1999             6,763,456           6,017,012
                                             =========           =========

Proved developed reserves:
   January 1, 1997                           6,101,050           8,157,699
                                             =========           =========
   December 31, 1997                         4,923,476           7,390,139
                                             =========           =========
   December 31, 1998                         2,735,880           6,299,582
                                             =========           =========
   June 30, 1999                             4,016,589           5,743,614
                                             =========           =========


                         PARALLEL PETROLEUM CORPORATION
                                FINA ACQUISTION

          Notes to Statements of Revenues and Direct Operating Expense



Standardized Measure of Discounted Future Net Cash Flows of Proved Oil and Gas Reserves

The Company has estimated the standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves in accordance with the standards established by the Financial Accounting Standards Board through its Statement No. 69. The estimates of future cash flows and future production and development costs are based on year-end sales prices for oil and gas, estimated future production of proved reserves, and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%.

Discounted  future  net cash  flow  estimates  like  those  shown  below are not intended to represent estimates of the fair market value of oil and gas properties. Estimates of fair market value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair market value is necessarily subjective and imprecise.

The following are the Company's estimated standardized measure of discounted future net cash flows from proved reserves attributable to the Fina
     Acquisition:



                                                     December 31,                   June 30,
                                             ------------------------              ----------
                                              1997              1998                  1999
                                             ------            ------                ------



Future:
   Cash inflows                         $ 138,265,740       $ 70,893,608        $ 117,166,431
   Production and development costs       (68,076,522)       (40,831,108)         (57,543,997)

Future net cash flows                      70,189,218         30,062,500           59,622,434

10% annual discount for estimated
   timing of cash flows                   (40,419,288)       (17,238,924)         (26,756,226)
                                        =============       ============        =============

Standardized measure of discounted
   future net cash flows                $  29,769,930       $ 12,823,576        $  32,866,208
                                        =============       ============        =============


                         PARALLEL PETROLEUM CORPORATION
                                FINA ACQUISTION

         Notes to Statements of Revenues and Direct Operating Expenses


The following are the sources of changes in the standardized measure of discounted net cash flows before income taxes:


                                           Year ended December 31,         June 30,
                                           -----------------------         --------
                                             1997           1998             1999
                                           -------         -------          ------

Standardized measure, beginning of
   period                              $ 53,597,160    $ 29,769,930      $ 12,823,576
Sales, net of production costs           (4,532,663)     (2,134,673)       (1,135,092)
Net change in sales prices, net of
   production costs                     (21,131,621)    (11,540,489)       10,089,592
Revisions of quantity estimates          (2,738,524)     (4,586,894)        3,049,013
Accretion of discount                     5,359,716       2,976,993         1,282,358
Changes in estimated future
  development costs                              --              --           (20,782)
Changes of production rates, timing
  and other                                (784,138)     (1,661,291)        6,777,543
                                       ------------    ------------      ------------
Standardized measure, end of period    $ 29,769,930    $ 12,823,576      $ 32,866,208
                                       ============    ============      ============


                         PARALLEL PETROLEUM CORPORATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



     The unaudited pro forma combined statements of operations have been prepared to give effect to the 1999 Acquisition as if the transaction had taken place as of January 1, 1998.

     The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place at the date specified and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, and other factors.

     The following unaudited pro forma combined financial statements should be read in conjunction with the consolidated financial statements and the related notes of the Company and the 1999 Acquisition.

                         PARALLEL PETROLEUM CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          Year ended December 31, 1998



                                                                    Parallel's          Pro forma
                                                                      Member             Combined     Pro forma
                                                   Parallel         Interest           Adjustments    Combined
                                                   --------         --------           -----------    ---------


Oil and gas revenues                              $  9,001,582     $  4,874,107                       $ 13,875,689

Cost and expenses:
  Lease operating expense                            2,434,658        2,739,434                          5,174,092
  General and administrative                           899,016               --           364,500 (3)    1,263,516
  Depletion, depreciation, and amortization          5,966,221               --           732,867 (4)    6,699,088
Impairment of oil and gas properties                14,757,028               --                         14,757,028
                                                 -------------     ------------                       ------------
                                                    24,056,923        2,739,434                         27,893,724

         Operating income (loss)                   (15,055,341)       2,134,673                        (14,018,035)
                                                 -------------     ------------                       ------------

Other income (expense), net:
   Interest income                                       2,771               --                              2,771
   Other income                                        395,683               --                            395,683
   Interest expense                                 (1,381,103)              --        (1,540,919)(2)
                                                                                          (70,164)(1)   (2,992,186)
   Other expense                                       (57,947)              --                            (57,947)
                                                 -------------     ------------                       ------------
         Total other expense, net                   (1,040,596)              --                         (2,651,679)


Income (loss) before income taxes                  (16,095,937)       2,134,673                        (16,669,714)
Income tax expense benefit                           3,100,027               --         2,567,676 (5)    5,667,703
                                                 -------------     ------------                       ------------
         Net income (loss)                       $ (12,995,910)    $  2,134,673                       $(11,002,011)
                                                 =============     ============                       ============

Cumulative preferred stock dividend              $     276,712                                        $    276,712
                                                 =============                                        ============

Net loss available to common stockholders        $ (13,272,622)                                       $(11,278,723)
                                                 =============                                        ============

Net loss per common share
   Basic                                              $ (0.732)                                           $ (0.622)
                                                      ========                                            ========
   Diluted                                            $ (0.732)                                           $ (0.622)
                                                      ========                                            ========
Weighted average common shares outstanding:
   Basic                                            18,120,194                                          18,120,194
                                                    ==========                                          ==========
   Diluted                                          18,120,194                                          18,120,194
                                                    ==========                                          ==========


                         PARALLEL PETROLEUM CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         Six months ended June 30, 1999




                                                                    Parallel's          Pro forma
                                                                      Member             Combined     Pro forma
                                                   Parallel          Interest          Adjustments    Combined
                                                   --------          --------          -----------    ---------

Oil and gas revenues                             $ 3,954,816        $ 2,292,903                       $ 6,247,719

Cost and expenses:
   Lease operating expense                         1,064,964          1,157,811                         2,222,775
   General and administrative                        424,148                 --          182,250 (3)      606,398
   Depletion, depreciation, and amortization       1,860,794                 --          703,596 (4)    2,564,390
                                                 -----------        -----------                       -----------
                                                   3,349,906          1,157,811                         5,393,563

         Operating income                            604,910          1,135,092                           854,156
                                                 -----------        -----------                       -----------
Other income (expense), net:
   Interest income                                    26,971                 --                            26,971
   Other income                                       13,229                 --                            13,229
   Interest expense                                 (747,128)                --         (837,613)(2)
                                                                                         (35,082)(1)   (1,619,823)
   Other expense                                      (2,509)                --                            (2,509)
                                                 -----------        -----------                       -----------
         Total other expense, net                   (709,437)                --                        (1,582,132)
                                                 ===========        ===========                       ===========

Income (loss) before income taxes                   (104,527)         1,135,092                          (727,976)
Income tax benefit                                        --                 --          247,511 (5)      247,511
                                                 -----------        -----------                       -----------
         Net income (loss)                       $  (104,527)       $ 1,135,092                       $  (480,465)
                                                 ===========        ===========                       ===========

Cumulative preferred stock dividend              $   316,713                                          $   316,713
                                                 ===========                                          ===========

Net loss available to common stockholders        $  (421,240)                                         $  (797,178)
                                                 ===========                                          ===========

Net loss per common share
   Basic                                           $ (0.023)                                             $ (0.044)
                                                   ========                                              ========
   Diluted                                         $ (0.023)                                             $ (0.044)
                                                   ========                                              ========

Weighted average common shares outstanding:
   Basic                                         18,120,194                                            18,120,194
                                                 ==========                                            ==========
   Diluted                                       18,120,194                                            18,120,194
                                                 ==========                                            ==========


                         PARALLEL PETROLEUM CORPORATION
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      December 31, 1998 and June 30, 1999


Note 1. Basis of Presentation

     The unaudited pro forma combined financial statements have been prepared to give effect to the 1999 Acquisition as if the transaction had taken place as of January 1, 1998, with respect to the unaudited pro forma combined statements of operations. The Acquisition is recorded using the purchase method of accounting.

     Following is a description of the individual columns included in these unaudited pro forma combined financial statements:

     Parallel Represents the related statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 of Parallel Petroleum Corporation.

     Parallel's Member Interest Represents 22.5% of the revenues and direct operating expenses of the properties acquired in the 1999 Acquisition for the year ended December 31, 1998 and the six months ended June 30, 1999. The 22.5% members interest represents the interest in First Permian, LLC that is owned by the Company. The 22.5% members interest will be included in the pro forma combined balance.

Note 2. Pro Forma Entries

(1) To adjust interest expense for Parallel's proportionate share of the amortization of $935,526 in debt issuance costs incurred in the 1999
Acquisition. The debt issuance costs are being amortized over a period of 36 months.

(2) To adjust interest expense for Parallel's proportionate share of the interest related to the Bank One, Texas, N.A. Credit Agreement, the Tejon Exploration Company subordinated unsecured loan and the Mansefeldt Investment Corporation subordinated unsecured loan incurred in the 1999 Acquisition. The principal amount of the initial loan from Bank One was $74,000,000 and incurs interest over 36 months at Bank One's base rate plus 1.50%, which currently approximates 9.25%. The initial principal amount for both the Tejon Exploration Company subordinated unsecured loan and the Mansefeldt Investment Corporation subordinated unsecured loan was $8,000,000. The subordinated unsecured loans both incur interest over 12 months at Bank One's base rate, which currently approximates 7.75%.

(3) To record Parallel's proportionate share of the estimated incremental general and administrative expenses necessary to administer the properties acquired in the 1999 Acquisition of $1,620,000 per year.

(4) To adjust depletion expense for the additional basis allocated to the oil and gas properties acquired in the 1999 Acquisition.

(5) To adjust for income taxes.

Note 3. Supplemental Oil and Gas Reserve Information (Unaudited)

     The following unaudited pro forma supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities". The pro forma combined reserve information is presented as if the 1999 Acquisition had occurred on January 1, 1998.

                         PARALLEL PETROLEUM CORPORATION
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      December 31, 1998 and June 30, 1999


     Management emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

Quantities of oil and gas reserves

     Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1998 and the six months ended June 30, 1999.



                                                Oil and
                                               Condensate           Natural Gas
                                                 (Bbls)                (Mcf)
                                               ----------           -----------



Proved reserves at January 1, 1998            10,245,974            38,127,492
Revisions of previous estimates               (2,216,295)           (8,885,113)
Extensions and discoveries                       280,766             7,554,488
Production                                      (516,000)           (4,293,362)
                                             -----------            ----------

Proved reserves at December 31, 1998           7,794,445            32,503,505
Revisions of previous estimates                  979,585                90,005
Extensions and discoveries                           140               841,702
Production                                      (252,637)           (1,716,500)
                                             -----------            ----------

Proved reserves at June 30, 1999               8,521,533            31,718,712
                                             ===========            ==========

Proved developed reserves
   January 1, 1998                            5,760,884             27,717,984
                                             ==========             ==========
   December 31, 1998                          3,588,440             25,371,566
                                             ==========             ==========
   June 30, 1999                              4,858,367             24,483,149
                                             ==========             ==========


                         PARALLEL PETROLEUM CORPORATION
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      December 31, 1998 and June 30, 1999


Standardized measure of discounted future net cash flows

     The pro forma combined standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties, plus available carryforwards and credits, and applying the current tax rate to the difference.




                                                 December 31,         June 30,
                                                    1998                1999
                                                 ------------         --------

Future cash inflows                             $ 141,034,378      $ 207,230,332
Future production and development costs           (67,277,290)       (87,640,324)
                                                -------------      -------------
                                                   73,757,088        119,590,008
Future income tax expense                                  --        (11,254,389)
                                                -------------      -------------
                                                   73,757,008        108,335,619
10% annual discount factor                        (34,110,532)       (38,276,811)
                                                -------------      -------------
Standardized measure of discounted
   future net cash flows                        $  39,646,556      $  70,058,808
                                                =============      =============


Changes relating to the standardized measure of discounted future net cash flows

     The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1998 and the six months ended June 30, 1999 are as follows:




                                                    December 31,         June 30,
                                                       1998                1999
                                                    ------------         --------


Standardized Measure, Beginning of year             $ 73,598,747      $ 39,646,556
   Revisions of previous quantity estimates          (12,125,120)        5,144,795
   Extensions and discoveries less related costs       8,915,522         1,246,993
   Net changes in income tax                             365,037                --
   Net changes in prices and production costs        (28,452,172)       20,801,492
   Revisions of estimated future development costs       581,417           (22,086)
   Sales, net of production costs                     (8,722,511)       (4,024,945)
   Accretion of discount                               7,618,951         3,964,656
   Other                                              (2,133,315)        3,301,347
                                                    ------------      ------------
Standardized Measure, End of year                   $ 39,646,556      $ 70,058,808
                                                    ============      ============


                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 13, 1999


                     PARALLEL PETROLEUM CORPORATION


                              By:     /s/ Larry C. Oldham
                                 ------------------------------
                                 Larry C. Oldham, President and
                                 Principal Financial Officer

                                                     Exhibit 23.1


                         Consent of Independent Auditors





We consent to incorporation by reference in the registration statements (No.33-46959, No. 33-57348 and No. 333-34617) on Forms S-8, and the registration statements ( No. 33-90296 and No. 333-11021) on Forms S-3, of Parallel Petroleum Corporation of our report dated September 1, 1999, relating to the statements of revenues and direct operating expenses of the oil and gas properties acquired by Parallel Petroleum Corporation for the years ended December 31, 1997, 1998, and for the six months ended June 30, 1999, which appears in the June 30, 1999 current report on Form 8-K/A, Amendment No. 1, of Parallel Petroleum Corporation.


                                /S/ KPMG LLP


Midland, Texas
September 13, 1999